                           EXHIBIT 21 - SUBSIDIARIES

                COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Name*                                   Jurisdiction of Incorporation
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Community Trust Bank                             Georgia

Metroplex Appraisals, Inc.                       Georgia

Community Loan Company                           Georgia

Cash Transactions, L.L.C.                        Georgia

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* The legal name of the subsidiary is the name under which the subsidiary does business.